Exhibit 99.1

Press Release

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-313-1732

investorrelations@primowater.com

PRIMO WATER CORPORATION ANNOUNCES SECOND QUARTER 2021 RESULTS; DECLARES QUARTERLY DIVIDEND

Second quarter financial results exceed expectations, Company raises full year Adjusted EBITDA guidance by $10 million to between $390 million and $400 million

TAMPA, FL – August 5, 2021 – Primo Water Corporation (NYSE:PRMW; TSX:PRMW) (the “Company” or “Primo”), a leading provider of sustainable drinking water solutions direct to consumers in North America and Europe, today announced its results for the second quarter ended July 3, 2021.

The Company also announced that its Board of Directors declared a quarterly dividend of US$0.06 per common share. The dividend is payable in cash on September 2, 2021, to shareowners of record at the close of business on August 19, 2021.

(Unless stated otherwise, all second quarter 2021 comparisons are relative to the second quarter of 2020; all information is in U.S. dollars.)

SECOND QUARTER HIGHLIGHTS

•	Revenue increased 15% to $526 million compared to $457 million.

•

Reported net loss and net loss per diluted share were $8 million and $0.05, respectively, compared to reported net loss and net loss per diluted share of $132 million and $0.82, respectively. Adjusted net income and adjusted net income per diluted share were $28 million and $0.17, respectively, compared to adjusted net income and adjusted net income per diluted share of $13 million and $0.08, respectively.

•	Adjusted EBITDA increased 21% to $100 million compared to $83 million and adjusted EBITDA margin increased by 80 basis points to 18.9%.

•	Repurchased approximately 800,000 outstanding common shares for $13 million.

•	Company expects approximately 6% organic revenue growth in 2021, plus growth from tuck-in M&A. Full year outlook for Adjusted EBITDA raised $10 million to between $390 million and $400 million.

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	For the Three Months Ended
(in millions of U.S. dollars, except per share amounts, percentages and bps)	July 3, 2021	June 27, 2020	Y/Y Change
Revenue, net	$526.1	$456.8	15%
Net loss	$(8.3)	$(131.7)	$123.4
Net loss per diluted share	$(0.05)	$(0.82)	$0.77
Adjusted net income	$27.5	$13.4	$14.1
Adjusted net income per diluted share	$0.17	$0.08	$0.09
Adjusted EBITDA	$99.5	$82.5	21%
Adjusted EBITDA margin %	18.9%	18.1%	80bps

“We are very pleased with our second quarter and first half results which have exceeded our forecasts,” said Tom Harrington, Primo’s Chief Executive Officer. “We continue to see elevated demand from our residential customers even as our Water Direct commercial customer base slowly recovers, confirming our view that there is not a one-for-one tradeoff in demand between these customers as they return to work and mobility increases. As such, we feel confident raising our full year Adjusted EBITDA outlook by $10 million to between $390 million and $400 million.”

OUTLOOK

Primo is targeting the following results from continuing operations for the third quarter and full year 2021:

	Q3 2021		FY 2021
	Range		Range
($ in millions)	Low	High	Low	High
Revenue	$550	$560	+ ~6%
Adjusted EBITDA	$112	$118	$390	$400
Cash Taxes	—		~ $15
Interest	—		~ $68
CapEx	—		~ $135

SECOND QUARTER 2021 RESULTS CONFERENCE CALL

Primo Water Corporation will host a conference call today, August 5, 2021, at 10:00 a.m. ET, to discuss second quarter results, which can be accessed as follows:

North America: (888) 664-6392

International: (416) 764-8659

Conference ID: 05847661

A slide presentation and live audio webcast will be available through Primo’s website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

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SECOND QUARTER GLOBAL PERFORMANCE – CONTINUING OPERATIONS

•

Revenue increased 15% to $526 million compared to $457 million (increased by 12% excluding the impact of foreign exchange). The increase is due primarily to pricing initiatives, increased demand from residential and commercial customers and the favorable impact of foreign exchange, partially offset by lower revenue from Water Refill and Water Dispenser sales. Revenue growth by channel is tabulated below:

	For the Three Months Ended
(in millions of U.S. dollars)	July 3, 2021	June 27, 2020	Change	% Change
Revenue, net
Water Direct/Water Exchange	$323.0	$268.1	$54.9	20%
Water Refill/Water Filtration	53.1	57.5	(4.4)	-8%
Other Water	64.6	56.8	7.8	14%
Water Dispensers	17.6	20.8	(3.2)	-15%
Other	67.8	53.6	14.2	26%

Revenue, net as reported	$526.1	$456.8	$69.3	15%
Foreign exchange impact	(13.0)	—	(13.0)	n/a

Revenue excluding foreign exchange impact	$513.1	$456.8	$56.3	12%

•	Gross profit increased 17% to $297 million compared to $255 million. Gross margin was 56.5% compared to 55.8%, due to increased pricing and volume growth.

•	SG&A expenses increased 5% to $260 million compared to $247 million driven primarily by higher selling and operating costs that supported the volume and revenue growth of the business.

•

Reported net loss and net loss per diluted share were $8 million and $0.05, respectively, compared to reported net loss and net loss per diluted share of $132 million and $0.82, respectively. Adjusted net income and adjusted net income per diluted share were $28 million and $0.17, respectively, compared to adjusted net income and adjusted net income per diluted share of $13 million and $0.08, respectively.

•

Adjusted EBITDA increased 21% to $100 million compared to $83 million, driven by growth in revenue, increased pricing and improved fixed cost operating leverage, offset in part by higher selling and operating costs associated with the volume growth. Adjusted EBITDA margin increased by 80 basis points to 18.9%.

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•

Net cash provided by operating activities of $60 million, less $35 million of capital expenditures, resulted in $25 million of free cash flow, or $28 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $51 million in the prior year period.

SECOND QUARTER REPORTING SEGMENT PERFORMANCE – CONTINUING OPERATIONS

North America

•

Revenue increased 9% to $397 million compared to $364 million (increased by 8% excluding the impact of foreign exchange) driven by increased pricing and demand from residential and commercial customers partially offset by lower revenue from Water Refill and Water Dispenser sales.

	For the Three Months Ended
(in millions of U.S. dollars)	July 3, 2021	June 27, 2020	Change	% Change
Revenue, net
Water Direct/Water Exchange	$264.9	$225.8	$39.1	17%
Water Refill/Water Filtration	45.1	51.2	(6.1)	-12%
Other Water	42.2	42.5	(0.3)	-1%
Water Dispensers	17.6	20.8	(3.2)	-15%
Other	26.9	23.6	3.3	14%

Revenue, net as reported	$396.7	$363.9	$32.8	9%
Foreign exchange impact	(2.1)	—	(2.1)	n/a

Revenue excluding foreign exchange impact	$394.6	$363.9	$30.7	8%

Rest of World (“ROW”)

•

Revenue increased 39% to $129 million compared to $93 million (increased by 28% excluding the impact of foreign exchange) driven by our Water Direct customer base and the favorable impact of foreign exchange.

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	For the Three Months Ended
(in millions of U.S. dollars)	July 3, 2021	June 27, 2020	Change	% Change
Revenue, net
Water Direct/Water Exchange	$58.1	$42.3	$15.8	37%
Water Refill/Water Filtration	8.0	6.3	1.7	27%
Other Water	22.4	14.3	8.1	57%
Other	40.9	30.0	10.9	36%

Revenue, net as reported	$129.4	$92.9	$36.5	39%
Foreign exchange impact	(10.9)	—	(10.9)	n/a

Revenue excluding foreign exchange impact	$118.5	$92.9	$25.6	28%

SHARE REPURCHASE PROGRAM

During the second quarter, the Company repurchased approximately 800,000 common shares for a total of approximately $13 million under its previously announced share repurchase program of up to $50 million of the Company’s outstanding common shares.

Under the program, the Company’s common shares may be repurchased periodically in open market or privately negotiated transactions through the facilities of the NYSE.

QUARTERLY DIVIDEND

The Company announced that its Board of Directors declared a dividend of US$0.06 per common share. The dividend is payable in cash on September 2, 2021, to shareowners of record at the close of business on August 19, 2021.

ABOUT PRIMO WATER CORPORATION

Primo Water Corporation is a leading pure-play water solutions provider in North America, Europe and Israel and generates approximately $2.0 billion in annual revenue. Primo operates largely under a recurring razor/razorblade revenue model. The razor in Primo’s revenue model is its industry leading line-up of sleek and innovative water dispensers, which are sold through retailers and online at various price points. The dispensers help increase household penetration which drives recurring purchases of Primo’s razorblade offering. Primo’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo delivers sustainable hydration solutions across its 22-country footprint direct to the customer’s door, whether at home or to businesses. Through its Water Exchange and Water Refill businesses, Primo offers pre-filled and reusable containers at over 13,000 locations and water refill units at approximately 22,000 locations, respectively. Primo also offers water filtration units across its 22-country footprint representing a top five position.

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Primo’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Primo utilizes certain non-GAAP financial measures. Primo excludes from GAAP revenue the impact of foreign exchange to separate its impact from Primo’s results of operations. Primo utilizes adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA and adjusted EBITDA margin to separate the impact of certain items from the underlying business. Because Primo uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo’s underlying business performance and the performance of its management. Additionally, Primo supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing Primo’s performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo’s business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet. With respect to the Company’s expectations of its performance, the Company’s reconciliations of Q3 2021 and full year 2021 estimated adjusted EBITDA are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include taxes, interest costs that would occur if the Company issued debt, and costs to acquire and or sell a business if the Company executed such transactions, which could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Primo expects the variability of these factors to have a significant, and potentially unpredictable, impact on the Company’s future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

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Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial and operating trends and results (including Primo’s outlook on third quarter and full year 2021 revenue and adjusted EBITDA) and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: the impact of the spread of COVID-19, related government actions and Primo’s strategy in response thereto on our business, financial condition and results of operations; Primo’s ability to compete successfully in the markets in which it operates; fluctuations in commodity prices and Primo’s ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo’s ability to maintain favorable arrangements and relationships with its suppliers; Primo’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar, the British pound sterling, the Euro and the Canadian dollar; the impact on Primo’s financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at Primo’s manufacturing facilities; Primo’s ability to maintain access to its water sources; Primo’s ability to protect its intellectual property; the seasonal nature of Primo’s business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Primo’s ability to fully realize the potential benefit of transactions or other strategic opportunities that it pursues; Primo’s ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo’s limited indemnification rights in connection with the legacy Primo acquisition; Primo’s exposure to intangible asset risk; Primo’s ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo’s borrowing costs; the incurrence of substantial indebtedness to finance Primo’s acquisitions; Primo’s ability to recruit, retain and integrate new management; Primo’s ability to renew its collective bargaining agreements on satisfactory terms; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment

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in which Primo operates; Primo’s ability to adequately address the challenges and risks associated with its international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo’s tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; disruptions in Primo’s information systems; Primo’s ability to securely maintain its customers’ confidential or credit card information, or other private data relating to Primo’s employees or the Company; Primo’s ability to maintain its quarterly dividend; or credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

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PRIMO WATER CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Revenue, net	$526.1	$456.8	$1,004.5	$931.0
Cost of sales	228.9	202.1	442.8	403.0

Gross profit	297.2	254.7	561.7	528.0
Selling, general and administrative expenses	259.9	246.7	507.9	501.8
Loss on disposal of property, plant and equipment, net	3.3	2.5	5.4	3.9
Acquisition and integration expenses	2.4	4.3	3.7	25.1
Goodwill and intangible asset impairment charges	—	115.2	—	115.2

Operating income (loss)	31.6	(114.0)	44.7	(118.0)
Other expense (income), net	25.6	(1.6)	25.2	5.4
Interest expense, net	17.7	20.7	36.7	40.4

Loss from continuing operations before income taxes	(11.7)	(133.1)	(17.2)	(163.8)
Income tax (benefit) expense	(3.4)	(1.4)	1.3	(4.7)

Net loss from continuing operations	$(8.3)	$(131.7)	$(18.5)	$(159.1)
Net (loss) income from discontinued operations, net of income taxes	—	(4.3)	—	26.6

Net loss	$(8.3)	$(136.0)	$(18.5)	$(132.5)

Net (loss) income per common share
Basic:
Continuing operations	$(0.05)	$(0.82)	$(0.11)	$(1.06)
Discontinued operations	$—	$(0.03)	$—	$0.18
Net loss	$(0.05)	$(0.85)	$(0.11)	$(0.88)
Diluted:
Continuing operations	$(0.05)	$(0.82)	$(0.11)	$(1.06)
Discontinued operations	$—	$(0.03)	$—	$0.18
Net loss	$(0.05)	$(0.85)	$(0.11)	$(0.88)

Weighted average common shares outstanding (in thousands)
Basic	161,561	159,931	161,097	150,535
Diluted	161,561	159,931	161,097	150,535

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PRIMO WATER CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	July 3, 2021	January 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$114.2	$115.1
Accounts receivable, net of allowance of $23.1 ($20.7 as of January 2, 2021)	287.2	222.3
Inventories	86.3	83.8
Prepaid expenses and other current assets	24.8	21.3

Total current assets	512.5	442.5
Property, plant and equipment, net	678.4	685.6
Operating lease right-of-use-assets	179.3	180.6
Goodwill	1,279.9	1,284.3
Intangible assets, net	958.2	987.6
Other long-term assets, net	23.6	24.1

Total assets	$3,631.9	$3,604.7

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$151.6	$107.7
Current maturities of long-term debt	13.8	17.9
Accounts payable and accrued liabilities	420.3	387.7
Current operating lease obligations	35.1	35.5

Total current liabilities	620.8	548.8
Long-term debt	1,321.5	1,345.1
Operating lease obligations	147.4	148.0
Deferred tax liabilities	148.3	148.1
Other long-term liabilities	67.9	67.8

Total liabilities	2,305.9	2,257.8
Shareholders’ Equity
Common shares, no par value - 161,604,393 (January 2, 2021 - 160,406,464) shares issued	1,287.7	1,268.0
Additional paid-in-capital	80.1	84.5
Retained earnings	36.4	81.1
Accumulated other comprehensive loss	(78.2)	(86.7)

Total shareholders’ equity	1,326.0	1,346.9

Total liabilities and shareholders’ equity	$3,631.9	$3,604.7

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PRIMO WATER CORPORATION	EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Cash flows from operating activities of continuing operations:
Net loss	$(8.3)	$(136.0)	$(18.5)	$(132.5)
Net (loss) income from discontinued operations, net of income taxes	—	(4.3)	—	26.6

Net loss from continuing operations	$(8.3)	$(131.7)	$(18.5)	$(159.1)
Adjustments to reconcile net loss from continuing operations to cash flows from operating activities:
Depreciation and amortization	52.0	52.8	105.1	97.8
Amortization of financing fees	0.9	0.9	1.7	1.8
Share-based compensation expense	3.8	4.9	6.2	7.3
Benefit for deferred income taxes	(4.2)	(0.9)	(0.6)	(4.4)
Gain on sale of business	—	(0.6)	—	(0.6)
Loss on extinguishment of debt	27.2	—	27.2	—
Goodwill and intangible asset impairment charges	—	115.2	—	115.2
Loss on disposal of property, plant and equipment, net	3.3	2.5	5.4	3.9
Other non-cash items	(1.2)	(1.5)	(1.0)	4.5
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(52.2)	39.0	(61.9)	10.1
Inventories	(6.3)	3.1	(3.1)	2.5
Prepaid expenses and other current assets	(2.0)	1.9	(4.2)	0.4
Other assets	0.2	(1.3)	0.3	(0.6)
Accounts payable and accrued liabilities and other liabilities	46.4	(18.8)	31.7	(8.6)

Net cash provided by operating activities from continuing operations	59.6	65.5	88.3	70.2

Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(0.3)	(11.9)	(0.3)	(434.5)
Additions to property, plant and equipment	(34.8)	(28.7)	(61.8)	(63.6)
Additions to intangible assets	(1.8)	(2.4)	(4.1)	(5.4)
Proceeds from sale of property, plant and equipment	0.6	0.5	0.7	0.8
Other investing activities	—	1.1	—	1.1

Net cash used in investing activities from continuing operations	(36.3)	(41.4)	(65.5)	(501.6)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(753.6)	(2.6)	(757.0)	(5.3)
Issuance of long-term debt	750.0	—	750.0	—
Proceeds from short-term borrowings	45.0	188.0	45.0	323.9
Payments on short-term borrowings	(10.0)	(100.0)	(10.0)	(209.9)
Premiums and costs paid upon extinguishment of long-term debt	(20.6)	—	(20.6)	—
Issuance of common shares	14.7	0.2	15.7	0.8
Common shares repurchased and canceled	(13.2)	(0.2)	(16.3)	(32.1)
Financing fees	(10.6)	(0.3)	(11.3)	(2.8)
Equity issuance fees	—	—	—	(1.1)
Dividends paid to common shareholders	(9.9)	(10.5)	(19.6)	(20.3)
Payment of deferred consideration for acquisitions	(0.1)	(1.0)	(1.8)	(1.2)

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Other financing activities	(0.9)	2.4	4.3	11.2

Net cash (used in) provided by financing activities from continuing operations	(9.2)	76.0	(21.6)	63.2

Cash flows from discontinued operations:
Operating activities of discontinued operations	(2.6)	(0.7)	(1.8)	(18.0)
Investing activities of discontinued operations	—	(1.6)	—	392.9
Financing activities of discontinued operations	—	—	—	(0.1)

Net cash (used in) provided by discontinued operations	(2.6)	(2.3)	(1.8)	374.8

Effect of exchange rate changes on cash	0.5	1.1	(0.3)	(1.0)

Net increase (decrease) in cash, cash equivalents and restricted cash	12.0	98.9	(0.9)	5.6
Cash and cash equivalents and restricted cash, beginning of period	102.2	112.2	115.1	205.5

Cash and cash equivalents and restricted cash, end of period	114.2	211.1	114.2	211.1

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PRIMO WATER CORPORATION	EXHIBIT 4
SEGMENT INFORMATION

(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended July 3, 2021
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$264.9	$58.1	$—	$323.0
Water Refill/Water Filtration	45.1	8.0	—	53.1
Other Water	42.2	22.4	—	64.6
Water Dispensers	17.6	—	—	17.6
Other	26.9	40.9	—	67.8

Total	$396.7	$129.4	$—	$526.1

Gross profit	$225.6	$71.6	$—	$297.2
Gross margin %	56.9%	55.3%	—%	56.5%
Selling, general and administrative expenses (a)	$180.6	$70.4	$8.9	$259.9
SG&A % of revenue	45.5%	54.4%	—%	49.4%
Operating income (loss) (a)	$40.1	$1.6	$(10.1)	$31.6
Depreciation and amortization	$36.5	$15.2	$0.3	$52.0

	For the Three Months Ended June 27, 2020
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$225.8	$42.3	$—	$268.1
Water Refill/Water Filtration	51.2	6.3	—	57.5
Other Water	42.5	14.3	—	56.8
Water Dispensers	20.8	—	—	20.8
Other	23.6	30.0	—	53.6

Total	$363.9	$92.9	$—	$456.8

Gross profit	$205.9	$48.8	$—	$254.7
Gross margin %	56.6%	52.5%	—%	55.8%
Selling, general and administrative expenses (a)	$175.9	$61.6	$9.2	$246.7
SG&A % of revenue	48.3%	66.3%	—%	54.0%
Operating income (loss) (a)	$24.0	$(128.1)	$(9.9)	$(114.0)
Depreciation and amortization	$38.0	$14.3	$0.5	$52.8

	For the Six Months Ended July 3, 2021
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$503.7	$106.9	$—	$610.6
Water Refill/Water Filtration	90.2	15.9	—	106.1
Other Water	83.1	37.8	—	120.9
Water Dispensers	32.6	—	—	32.6
Other	52.6	81.7	—	134.3

Total	$762.2	$242.3	$—	$1,004.5

Gross profit	$430.1	$131.6	$—	$561.7

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Gross margin %	56.4%	54.3%	—%	55.9%
Selling, general and administrative expenses (a)	$356.4	$133.7	$17.8	$507.9
SG&A % of revenue	46.8%	55.2%	—%	50.6%
Operating income (loss) (a)	$66.2	$(2.0)	$(19.5)	$44.7
Depreciation and amortization	$74.3	$30.1	$0.7	$105.1

	For the Six Months Ended June 27, 2020
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$463.2	$100.1	$—	$563.3
Water Refill/Water Filtration	74.9	13.4	—	88.3
Other Water	84.7	27.5	—	112.2
Water Dispensers	26.7	—	—	26.7
Other	65.1	75.4	—	140.5

Total	$714.6	$216.4	$—	$931.0

Gross profit	$412.0	$116.0	$—	$528.0
Gross margin %	57.7%	53.6%	—%	56.7%
Selling, general and administrative expenses (a)	$353.7	$130.1	$18.0	$501.8
SG&A % of revenue	49.5%	60.1%	—%	53.9%
Operating income (loss) (a)	$47.1	$(130.5)	$(34.6)	$(118.0)
Depreciation and amortization	$68.6	$28.6	$0.6	$97.8

(a)

We revised the allocation of information technology costs from the All Other category to our North America and Rest of World reporting segments to reflect how the Chief Executive Officer, who is our chief operating decision maker, measures the performance of our segments. As a result of the change, selling, general and administrative (“SG&A”) expenses for the prior periods have been recast to increase SG&A expenses in our North America reporting segment by $0.4 million, increase SG&A expenses in our Rest of World reporting segment by $1.5 million, and decrease SG&A expenses in the All Other category by $1.9 million for the three months ended June 27, 2020. SG&A expenses for the six months ended June 27, 2020 have been recast to increase SG&A expenses in our North America reporting segment by $1.0 million, increase SG&A expenses in our Rest of World reporting segment by $3.4 million, and decrease SG&A expenses in the All Other category by $4.4 million. Operating income (loss) for our North America and Rest of World reporting segments as well as our All Other category, as applicable, reflect the aforementioned adjustments for the three and six months ended June 27, 2020.

Press Release

PRIMO WATER CORPORATION	EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended July 3, 2021
	North America	Rest of World	All Other	Primo
Change in revenue	$32.8	$36.5	$—	$69.3
Impact of foreign exchange (a)	$(2.1)	$(10.9)	$—	$(13.0)

Change excluding foreign exchange	$30.7	$25.6	$—	$56.3

Percentage change in revenue	9.0%	39.3%	—%	15.2%

Percentage change in revenue excluding foreign exchange	8.4%	27.6%	—%	12.3%

	For the Six Months Ended July 3, 2021
	North America	Rest of World	All Other	Primo
Change in revenue	$47.6	$25.9	$—	$73.5
Impact of foreign exchange (a)	$(3.0)	$(18.1)	$—	$(21.1)

Change excluding foreign exchange	$44.6	$7.8	$—	$52.4

Percentage change in revenue	6.7%	12.0%	—%	7.9%

Percentage change in revenue excluding foreign exchange	6.2%	3.6%	—%	5.6%

	For the Three Months Ended July 3, 2021
	North America	Rest of World	All Other	Primo
Change in gross profit	$19.7	$22.8	$—	$42.5
Impact of foreign exchange (a)	$(1.2)	$(5.6)	$—	$(6.8)

Change excluding foreign exchange	$18.5	$17.2	$—	$35.7

Percentage change in gross profit	9.6%	46.7%	—%	16.7%

Percentage change in gross profit excluding foreign exchange	9.0%	35.2%	—%	14.0%

	For the Six Months Ended July 3, 2021
	North America	Rest of World	All Other	Primo
Change in gross profit	$18.1	$15.6	$—	$33.7
Impact of foreign exchange (a)	$(1.6)	$(9.4)	$—	$(11.0)

Change excluding foreign exchange	$16.5	$6.2	$—	$22.7

Percentage change in gross profit	4.4%	13.4%	—%	6.4%

Percentage change in gross profit excluding foreign exchange	4.0%	5.3%	—%	4.3%

(a)

Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates.

Press Release

PRIMO WATER CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)

(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net loss from continuing operations	$(8.3)	$(131.7)	$(18.5)	$(159.1)
Interest expense, net	17.7	20.7	36.7	40.4
Income tax (benefit) expense	(3.4)	(1.4)	1.3	(4.7)
Depreciation and amortization	52.0	52.8	105.1	97.8

EBITDA	$58.0	$(59.6)	$124.6	$(25.6)

Acquisition and integration costs (a)	2.4	4.3	3.7	25.1
Share-based compensation costs (b)	3.8	4.9	6.2	7.3
COVID-19 costs (c)	0.5	15.4	1.2	16.8
Goodwill and intangible asset impairment charges (d)	—	115.2	—	115.2
Foreign exchange and other (gains) losses, net (e)	(1.0)	(1.1)	(1.1)	5.2
Loss on disposal of property, plant and equipment, net (f)	3.3	2.5	5.4	3.9
Loss on extinguishment of long-term debt (g)	27.2	—	27.2	—
Gain on sale of business (h)	—	(0.6)	—	(0.6)
Other adjustments, net (i)	5.3	1.5	8.5	5.6

Adjusted EBITDA	$99.5	$82.5	$175.7	$152.9

Revenue, net	$526.1	$456.8	$1,004.5	$931.0
Adjusted EBITDA margin %	18.9%	18.1%	17.5%	16.4%

		For the Three Months Ended		For the Six Months Ended
	Location in Consolidated Statements of Operations	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
		(Unaudited)		(Unaudited)
(a) Acquisition and integration costs	Acquisition and integration expenses	$2.4	$4.3	$3.7	$25.1
(b) Share-based compensation costs	Selling, general and administrative expenses	3.8	4.9	6.2	7.3
(c) COVID-19 costs	Selling, general and administrative expenses	0.5	15.4	1.2	16.8
(d) Goodwill and intangible asset impairment charges	Goodwill and intangible asset impairment charges	—	115.2	—	115.2
(e) Foreign exchange and other (gains) losses, net	Other expense (income), net	(1.0)	(1.1)	(1.1)	5.2
(f) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	3.3	2.5	5.4	3.9
(g) Loss on extinguishment of long-term debt	Other expense (income), net	27.2	—	27.2	—
(h) Gain on sale of business	Other expense (income), net	—	(0.6)	—	(0.6)
(i) Other adjustments, net	Other expense (income), net	(0.2)	0.1	(0.5)	0.8
	Selling, general and administrative expenses	5.5	1.2	9.0	4.4
	Cost of sales	—	0.2	—	0.4

Press Release

PRIMO WATER CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended

	July 3, 2021	June 27, 2020
Net cash provided by operating activities from continuing operations	$59.6	$65.5
Less: Additions to property, plant, and equipment	(34.8)	(28.7)

Free Cash Flow	$24.8	$36.8

Acquisition and integration cash costs	2.4	13.6
COVID-19 related cash costs	0.5	9.9
Deferred payroll tax related cash costs - government programs	0.5	(9.2)

Adjusted Free Cash Flow	$28.2	$51.1

	For the Six Months Ended
	July 3, 2021	June 27, 2020
Net cash provided by operating activities from continuing operations	$88.3	$70.2
Less: Additions to property, plant, and equipment	(61.8)	(63.6)

Free Cash Flow	$26.5	$6.6

Acquisition and integration cash costs	7.3	25.6
Transaction cash costs paid on behalf of acquiree	—	13.4
COVID-19 related cash costs	1.5	10.2
Deferred payroll tax related cash costs - government programs	0.9	(9.2)

Adjusted Free Cash Flow	$36.2	$46.6

Press Release

PRIMO WATER CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net loss from continuing operations (as reported)	$(8.3)	$(131.7)	$(18.5)	$(159.1)

Adjustments:
Amortization expense of customer lists	12.5	11.6	24.7	23.9
Acquisition and integration costs	2.4	4.3	3.7	25.1
Share-based compensation costs	3.8	4.9	6.2	7.3
COVID-19 costs	0.5	15.4	1.2	16.8
Goodwill and intangible asset impairment charges	—	115.2	—	115.2
Foreign exchange and other (gains) losses, net	(1.0)	(1.1)	(1.1)	5.2
Loss on extinguishment of long-term debt	27.2	—	27.2	—
Gain on sale of business	—	(0.6)	—	(0.6)
Other adjustments, net	5.3	1.5	8.5	5.6
Tax impact of adjustments (a)	(14.9)	(6.1)	(15.1)	(14.6)

Adjusted net income from continuing operations	$27.5	$13.4	$36.8	$24.8

Earnings Per Share (as reported)
Net loss from continuing operations	$(8.3)	$(131.7)	$(18.5)	$(159.1)

Basic EPS	$(0.05)	$(0.82)	$(0.11)	$(1.06)
Diluted EPS	$(0.05)	$(0.82)	$(0.11)	$(1.06)

Weighted average common shares outstanding (in thousands)
Basic	161,561	159,931	161,097	150,535
Diluted	161,561	159,931	161,097	150,535

Adjusted Earnings Per Share (Non-GAAP)

Adjusted net income from continuing operations (Non-GAAP)	$27.5	$13.4	$36.8	$24.8

Adjusted diluted EPS (Non-GAAP)	$0.17	$0.08	$0.23	$0.16

Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	163,097	160,415	162,819	151,553

(a)

The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.

(b)

Includes the impact of dilutive securities of 1,536 and 1,722 for the three and six months ended July 3, 2021 and 484 and 1,018 for the three and six months ended June 27, 2020, respectively. These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss from continuing operations reported in those periods.